AMENDMENT NO. 6 TO THE            Exibit 10.27
               SAN DIEGO GAS & ELECTRIC COMPANY
                  NUCLEAR FACILITIES QUALIFIED CPUC
                    DECOMMISSIONING MASTER TRUST
                      AGREEMENT FOR SAN ONOFRE
                     NUCLEAR GENERATING STATIONS


     This amendment is entered into as of the __1st_ day of _October_, 1999, by and between San Diego Gas & Electric Company, a corporation duly organized and existing under the laws of the State of California, and having its principal office at 101 Ash Street, San Diego, California 92101-3017 (the "Company"), and Mellon Bank, N.A. having its principal office at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

     WHEREAS, the Company wishes to appoint Mellon Bank, N.A. as successor Trustee , and Mellon Bank, N.A. agrees to act as successor Trustee subject to the terms of the Nuclear Facilities Qualified CPUC Decommissioning Master Trust Agreement dated June 29, 1992 (the "Agreement") between the Company and State Street Bank and Trust Company, as amended;

     WHEREAS, in Section 2.12 of the Agreement, the parties specifically reserve the right to amend the Agreement; and

     WHEREAS, the San Diego Gas & Electric Company Nuclear Facilities Decommissioning Master Trust Committee has authorized the amendment of the Agreement and the California Public Utilities Commission filing and review process has been completed with no objections;

     NOW, THEREFORE, the parties agree as follows:

     1.  Paragraph (b) of Section 1.04 is amended to read as follows:

          "(b) appoints Mellon Bank, N.A. as Trustee of each of the Funds."

     2. The first sentence of the second paragraph of section 4.03 shall be restated to read as follows:

          "The attached Exhibit C is effective from the date that assets are transferred to Mellon Bank, N.A. as successor Trustee."

     3.  The first and second sentences of the fourth paragraph of section 4.03 shall be restated to read as follows:

          "The attached Exhibit D is effective as of the date that assets are transferred to Mellon Bank, N.A. as successor Trustee."

     4. The third sentence of the first paragraph of Section 4.07 is amended to read as follows:

          "The Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any recognized foreign clearing facility, book-entry system, centralized custodial depository, or similar organization."

     5.  Section 4.08 is amended to read as follows:

          "The Company shall indemnify and hold harmless the Trustee from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Trustee in connection with this Agreement, except as a result of the Trustee's own bad faith, negligence, or willful misconduct or for any breach of the Agreement that results from the Trustee's own bad faith, negligence or willful misconduct."

     6. The fifth sentence of Section 5.02 shall be restated as follows:

          "Notification of the issuance of each such authorization shall be given promptly to the Trustee by the Investment Manager(s), and the Investment Manager(s) shall cause the execution of such order to be confirmed in writing to the Trustee by the broker or dealer. Such notification to the Trustee from the Investment Manager shall be in writing, by facsimile transmission, electronic transmission, or any other method specifically agreed to in writing by the Committee and the Trustee, provided the Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing."

     7.  Paragraph 6.04 shall be deleted.

         The following Section 6.08 shall be added:

          "6.08    If the Trustee advances cash or securities for any
          purpose, or in the event that the Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct, any property at any time held for the Fund or under this Agreement shall be security therefor and the Trustee shall be entitled to collect from the Fund sufficient cash for reimbursement , and if such cash is insufficient, dispose of the assets of the Fund held under this Agreement to the extent necessary to obtain reimbursement and to the extent that such reimbursement is not a violation of any provision of Section 468A of the Internal Revenue Code. To the extent the Trustee advances funds to the Fund for disbursements or to effect the settlement of purchase transactions, the Trustee to the extent permitted under Section 468A of the Internal Revenue Code shall be entitled to collect from the Fund with respect to domestic assets, (i) an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate) or
          (ii) with respect to nondomestic assets, the rate applicable to the appropriate foreign market with respect to non-domestic assets."

     9.  The following paragraph shall be added to 7.02:

          "Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Company acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash and, in such circumstances, the Company shall have sole responsibility for nonreceipt of payment (or late payment) by the counterparty."

     10. The following 8.13 shall be added:

          "8.13    Notwithstanding anything in this Agreement to the
          contrary contained herein, the Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Account resulting from any event beyond the reasonable control of the Trustee its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Account's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event.
          This Section shall survive the termination of this Agreement."

     11. The following Section 8.14 shall be added:

         "8.14   Each Party hereby represents and warrants to the
         other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind that Party."


      IN WITNESS WHEREOF, the Parties have set their Hands and seals to this Amendment to the Agreement as of the date and year first written above.



                                    CALIFORNIA PUBLIC UTILITIES
                                    COMMISSION


                                    By:
                                        ---------------------------
                                    Name:
                                          -------------------------
                                    Title:
                                           -----------------------



                                    SAN DIEGO GAS &
                                    ELECTRIC COMPANY

                                    By:
                                        ---------------------------
                                    Name:
                                          -------------------------
                                    Title
                                           ------------------------



                                    MELLON BANK, N.A.


                                    By:
                                        ---------------------------
                                    Name:
                                          -------------------------
                                    Title:
                                           ------------------------





02/26/99:baker\agreemen\sandiego.doc



                         MELLON  BANK, N.A.
                         ------------------
                  MASTER TRUST SERVICES FEE SCHEDULE
                  ----------------------------------
                                 FOR
                                 ---
                              QUALIFIED
                              ---------
                     SAN DIEGO GAS & ELECTRIC N.D.T.
                     -------------------------------


                               Pro Forma





TRUST/CUSTODY CHARGES, PORTFOLIO ADMINISTRATION, PORTFOLIO ACTIVITY
-------------------------------------------------------------------

Fixed Income:

      SGE3 Brown Brothers     $  79,637,000    *1.50 bpts    $ 11,946
      SGE7 NISA               $ 123,891,000    *1.50 bpts      18,584

Domestic Equity:

      SGE5 SSGA R3000           154,102,000    *1.50 bpts      23,115

International Equity:

      SGE6 SSGA EAFE             44,824,000    *7.50 bpts      33,618
                                                             --------

                                                             $ 87,303

PERFORMANCE MEASUREMENT
-----------------------

     Customized Benchmarks                                   $    750


OUT-OF-POCKET EXPENSES                                       $  1,000
----------------------


TRUST SERVICES                                               $  2,000
--------------                                               --------

                                 TOTAL:                      $ 91,053
                                                             --------





                                                            Exhibit C



                          MELLON  BANK, N.A.
                          ------------------
                  MASTER TRUST SERVICES FEE SCHEDULE
                  ----------------------------------
                                 FOR
                                 ---
                   SAN DIEGO GAS & ELECTRIC N.D.T.
                   -------------------------------



TRUST/CUSTODY CHARGES, PORTFOLIO ADMINISTRATION, PORTFOLIO ACTIVITY
-------------------------------------------------------------------

Domestic Asset Fee (Active):
      1.5 basis points on Market Value of Assets

International Asset Fee (Active):
      7.5 basis points on Market Value of Assets


PERFORMANCE MEASUREMENT
-----------------------

Includes Basic Return Calculation, Historical data download, Universe Comparison and Commingled Funds.

 Customized Benchmarks/Universes: $250 per benchmark
 BARRA, Vestek, etc.:             $250 per portfolio
 Attribution:                     $500 per portfolio
 Trading Cost Analysis:           $250 per portfolio
 CMS BondEdge:                    Pass Through
 TUCS:                            $750 per portfolio/Minimum $7,500
 Look Through Analytics:          $500

ON-LINE SERVICES
----------------

Includes Terminal Charge, Communication software, CPU connect time.

      Executive Workbench: Client Reporting
            First User              Free of Charge
                                    Performance Report Generator
                                    Analytics Report Generator
                                    Accounting Report Generator
                                    Investment Monitor

OUT-OF-POCKET EXPENSES
----------------------

      Wire Transfer:                      $10 per transfer out charge
      Courier Service:                    Pass Through
      Telex Charges:                      Pass Through
      Computer Processing:                Pass Through
      Staff Training:                     Included
      Stamp Duty:                         Pass Through
      Registration:                       Pass Through

                   SAN DIEGO GAS & ELECTRIC N.D.T.
                             FEE SCHEDULE
                             PAGE 2 OF 2




OUT-OF-POCKET EXPENSES (Cont.)
------------------------------

We will pass through to the client any out-of-pocket expenses including, but not limited to, postage, courier expense, registration fees, stamp duties, telex charges, custom reporting or custom programming, internal/external tax, legal or consulting costs and proxy voting expenses.

TRUST SERVICES
--------------

      Cash Sweep Fee:                     12 basis points (Annually)
      Tax Reporting:                      $125 per hour
      Tax Return Preparation:             $400 per filing/per year

BENEFIT PAYMENT SERVICES
------------------------

     Non-periodic                         $6.00 per check

MISCELLANEOUS
-------------

      *All costs associated with the asset conversion will be waived. *This fee assumes Mellon Trust is the sole foreign exchange dealer.
      *This fee assumes that all investment portfolios are valued on a monthly basis.
      *Mellon Trust bills clients on a monthly basis via a direct account deduction.
      *Fee Schedule is guaranteed for five (5) years.
      *We reserve the right to amend our fees if the service requirements change in a way that materially affects our responsibilities or costs. Support of other derivative investment strategies or special processing requirements
       (e.g. external cash sweep, etc.) may result in additional fees.
       (Note: Fees will not be amended prior to the notification and consent of the company.)


                                                            Exhibit D



                         MELLON  BANK, N.A.
                         ------------------
                  INVESTMENT MANAGEMENT FEE SCHEDULE
                  ----------------------------------
                                 FOR
                                 ---
                   SAN DIEGO GAS & ELECTRIC N.D.T.
                   -------------------------------


      50 Basis points for the first $  50,000,000
      40 Basis points for the next $150,000,000
      30 Basis points thereafter


8